                                   Exhibit 13

                     Anchor National Life Insurance Company

                         Variable Annuity Account Seven

        (Portion Relating to the Polaris (II) A-Class Variable Annuity)

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS



A.      STANDARDIZED PERFORMANCE SINCE SEPARATE ACCOUNT INCEPTION

        The Average Annual Total Return for each period is determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, according to the following formulas:

                        (n)
               P * (1+T)    = ERV

               Where:

               P = a hypothetical initial purchase payment of $1,000

               T = average annual total return for the period in question

               n = number of years

               ERV = redeemable value (as of the end of the stated period in question) of a hypothetical $1,000 purchase payment made at the beginning of the 1-year, 5-year, or 10-year period in question (or fractional period thereof).


The formula assumes that: (1) all recurring fees have been charged to the contract owner's accounts; (2) all applicable non-recurring charges are deducted at the beginning of the period in question; and (3) there will be a complete redemption at the end of the period in question. The performance figures shown in the table above relate to the contract form containing the highest level of charges.

I. VARIABLE ANNUITY ACCOUNT SEVEN (Portion Relating to the Polaris (II) A-Class Variable Annuity): STANDARDIZED 1-YEAR RETURNS

      Standardized 1-year returns are not available because funds were not accepted into the separate account until March 19, 1999.


      CALCULATION OF ANNUAL RETURN

      Fund Value = 1000 * (1-.0575) * (Ending Unit Value / Beginning Unit Value)

      Annual Return =  (Fund Value / 1000) - 1

      UNIT VALUES- (not applicable)



II. VARIABLE ANNUITY ACCOUNT SEVEN (Portion Relating to the Polaris (II) A- Class Variable Annuity): STANDARDIZED 5-YEAR RETURNS

      Standardized 5-year returns are not available because funds were not accepted into the separate account until March 19, 1999.


      CALCULATION OF ANNUAL RETURN

      Fund Value = 1000 * (1-.0575) * (Ending Unit Value / Beginning Unit Value)

                                          (1/5)
      Annual Return =  (Fund Value / 1000)      - 1

      UNIT VALUES- (Not applicable)


III. VARIABLE ANNUITY ACCOUNT SEVEN (Portion Relating to the Polaris (II) A-Class Variable Annuity): STANDARDIZED LIFETIME RETURNS

                          WEL          WEL          WEL        SAM CASH      CORP     GS GLOBAL      SAM        WLRDWD     GS ASSET
                       GOV BOND     GROWTH      CAP APPR        MGM'T       BOND        BOND      HIGH YLD     HI INC      ALLOC.
                      ----------- ----------- -------------  ----------- ----------- ----------- ----------- ----------- -----------
           Fund Value      930.72      951.64      1,013.85       948.58      934.64      939.86      954.56      952.84      966.59
Yield Since Inception      -6.93%      -4.84%          1.38%      -5.14%      -6.54%      -6.01%      -4.54%      -4.72%      -3.34%
         Period Years   0.2000000   0.2000000     0.2000000    0.1890411   0.1890411   0.2000000   0.2000000   0.1671233   0.1890411

                       AC GRTH      VENTURE      PUT       AC ALLNCE   AC GLOBAL      FED          SAM          FED       SAM AGGR
                        INCOME       VALUE      GROWTH      GROWTH     EQUITIES     UTILITY       BALANCED     VALUE       GROWTH
                      ----------- ----------- ----------- ----------- ----------- -------------  ----------- ----------- -----------
           Fund Value      952.21      975.86      981.99      993.77      956.17      1,006.40       961.35      997.07      933.55
Yield Since Inception      -4.78%      -2.41%      -1.80%      -0.62%      -4.38%          0.64%      -3.87%      -0.29%      -6.65%
         Period Years   0.2000000   0.2000000   0.2000000   0.2000000   0.2000000     0.2000000    0.2000000   0.2000000   0.2000000

                        INTERNAT      EMRG         INTERNAT      REAL          DOGS          EQUITY     EQUITY       SMALL CO.
                        DIV. EQ.     MARKET        GRW/INC      ESTATE         OF WS         INCOME      INDEX        VALUE
                      ----------- -------------  ----------- -------------  -------------  ----------- ----------- -------------
           Fund Value      918.28      1,069.22       980.15      1,060.94       1,010.55       972.90      946.36      1,066.49
Yield Since Inception      -8.17%          6.92%      -1.99%          6.09%          1.05%      -2.71%      -5.36%          6.65%
         Period Years   0.2000000     0.1890411    0.1863014     0.1671233      0.2000000    0.1890411   0.2000000     0.1890411

        CALCULATION OF ANNUAL RETURN

        Fund Value = 1000 * (1-.0575) * (31-May-99 Unit Value) / Inception Date Unit Value)

                                            (1/period)
        Annual Return =  (Fund Value / 1000)           - 1

        UNIT VALUES:

                             WEL          WEL        WEL       SAM CASH      CORP      GS GLOBAL     SAM        WLRDWD     GS ASSET
                           GOV BOND     GROWTH     CAP APPR      MGM'T       BOND        BOND      HIGH YLD     HI INC      ALLOC.
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
           Inception Date  19-Mar-99   19-Mar-99   19-Mar-99   23-Mar-99   23-Mar-99   19-Mar-99   19-Mar-99   31-Mar-99   23-Mar-99
Inception Date Unit Value      10.00       10.00       10.00       10.00       10.00       10.00       10.00       10.00       10.00
                  5/31/99       9.88       10.10       10.76       10.06        9.92        9.97       10.13       10.11       10.26

                            AC GRTH    VENTURE     PUT      AC ALLNCE  AC GLOBAL     FED       SAM         FED     SAM AGGR
                             INCOME     VALUE     GROWTH     GROWTH     EQUITIES   UTILITY   BALANCED     VALUE     GROWTH
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
           Inception Date  19-Mar-99  19-Mar-99  19-Mar-99  19-Mar-99  19-Mar-99  19-Mar-99  19-Mar-99  19-Mar-99  19-Mar-99
Inception Date Unit Value      10.00      10.00      10.00      10.00      10.00      10.00      10.00      10.00      10.00
                  5/31/99      10.10      10.35      10.42      10.54      10.15      10.68      10.20      10.58       9.91

                             INTERNAT      EMRG      INTERNAT     REAL        DOGS       EQUITY      EQUITY      SMALL CO.
                             DIV. EQ.     MARKET     GRW/INC     ESTATE       OF WS      INCOME      INDEX        VALUE
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
           Inception Date   19-Mar-99   23-Mar-99   24-Mar-99   31-Mar-99   19-Mar-99   23-Mar-99   19-Mar-99   23-Mar-99
Inception Date Unit Value       10.00       10.00       10.00       10.00       10.00       10.00       10.00       10.00
                  5/31/99        9.74       11.34       10.40       11.26       10.72       10.32       10.04       11.32